                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                           ROSE INTERNATIONAL, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF THE TAKING OF CORPORATE ACTION
                      WITHOUT A MEETING BY WRITTEN CONSENT

Notice is hereby given that Struthers Industries, Inc., a Delaware Corporation, as record holder of approximately 69.8% of the outstanding capital stock of Rose International Ltd., a Delaware Corporation ("Rose"), shall, on or about August 15, 1997, elect three Directors to Rose's Board of Directors by the taking of corporate action in lieu of an annual meeting of stockholders.

         The accompanying information statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934.

                                             By Order of the Board of Directors,


                                             /s/ Susan A. Willis

                                             Susan A. Willis
                                             Secretary



                             ROSE INTERNATIONAL LTD.
             7633 EAST 63RD PLACE, SUITE 220, TULSA, OKLAHOMA 74133

                            -------------------------

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                            -------------------------

         This information statement is furnished in connection with the taking of corporate action without a meeting by less than unanimous written consent of stockholders. Struthers Industries, Inc., a Delaware Corporation,
("Struthers"), as record holder of 5,250,000 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), of Rose International Ltd., a Delaware Corporation is entitled to vote such shares or approximately 69.8% of the outstanding capital stock of Rose. On or about August 15, 1997, Struthers intends to re-elect all three Directors to Rose's Board of Directors and ratify the engagement of Guest & Company as Rose's auditors for the fiscal year ending December 31, 1997 by less than unanimous written consent in lieu of taking such action at an annual meeting of stockholders. Please be advised, therefore, that this is only an Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is first being sent or given to stockholders on July 24, 1997. Record holders of the Common Stock at the close of business on June 16, 1997 are entitled to receive a copy of this Information Statement. Each stockholder is entitled to one vote for each share of Common Stock held. On June 16, 1997, there were 7,525,000 shares of Common Stock outstanding.

                              ELECTION OF DIRECTORS

         Pursuant to this corporate action without a meeting, three directors are to be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. In the event that a nominee for any reason should become unavailable for election (which is not anticipated), Struthers intends to elect a substitute nominee as may be proposed by the Board of Directors, unless the Board of Directors reduces the number of Directors.

         The following information is furnished with respect to the nominees:

Business experience for the last five years and other information relating to each Director, Executive Officer and Significant Employee is as follows:

         G. DAVID GORDON was elected a Director of the Company in 1995; has served as general counsel to the Company since August 1, 1995; has been engaged in the private practice of law since 1988 and is the owner of the law firm of G. David Gordon & Associates, P.C., in Tulsa, Oklahoma; a member of the bar in Oklahoma and was a licensed CPA in the state of Texas specializing in corporate acquisitions and taxation matters; received his Bachelor of Business Administration (Accounting) from Baylor University and his Juris Doctor Degree from the University of Tulsa; Director of Reconversion Technologies, Inc.

         W. LEO MORRIS was elected a Director of the Company in 1991; Senior Vice President of Boatmen's National Bank of Oklahoma (formerly Western National
Bank) since July 1987; prior to joining Western National Bank, had 30 years previous experience with banks in Oklahoma City and Tulsa; from 1948 until 1956, a petroleum engineer and production supervisor with Magnolia Petroleum Company.

         JOHN D. WILSON is President of Rose Color, Inc., ("RCI") a wholly owned subsidiary of the Company; joined RCI as a marketing consultant in August 1993 and was appointed President effective June 1, 1994; Mr. Wilson's previous experience includes over 31 years experience in the color and specialty chemical manufacturing environment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates all persons who, as of May 31, 1997, the most recent practicable date, are known by the Company to own beneficially more than 5% of any class of the Company's voting securities and all directors of the Company and all officers not directors of the Company as a group.

                                                      AMOUNT AND
                         NAME & ADDRESS OF            NATURE OF            % OF
TITLE OF CLASS           BENEFICIAL OWNER             BENEFICIAL OWNER     CLASS
--------------           ----------------             ----------------     -----
Common Stock             M&M Group, Inc.              5,250,000            69.8%
Par value $.01           824 Moraga Drive
                         Bel-Air, CA   90049

                         G. David Gordon(1)           100,000               1.3%
                         7633 E. 63rd Place, #210
                         Tulsa, OK   74133

                         W. Leo Morris(1)             100,000               1.3%
                         5875 S. Joplin
                         Tulsa, OK 74119

                         John D. Wilson(1)            100,000               1.3%
                         35 Upton Pine
                         Lebanon, NJ   08833

                         All officers and (1)         375,000               5.0%
                         directors as a group
                         (4 persons)


         (1)      Represents  option to acquire shares.


                               CHANGES IN CONTROL

         On August 29, 1996, M&M Group, a Nevada corporation ("M&M"), acquired from Struthers Industries, Inc. ("Struthers"), a total of Five Million Two Hundred Fifty Thousand (5,250,000) shares of common stock of Rose International Ltd. representing all shares of Rose common stock owned by Struthers. M&M purchased these shares pursuant to that certain Stock Purchase Agreement ("Agreement") between M&M and Struthers Industries, Inc. dated August 29, 1996. In exchange therefor, M&M delivered a promissory note to Struthers in the amount of $4 million which is secured by the 5,250,000 shares of Rose common stock. Struthers presently maintains voting control of the Rose common stock until the note is paid.

                             EXECUTIVE COMPENSATION

              The following table sets forth the compensation of the Company's chief executive officer and each officer whose total cash compensation exceeded $100,000, for the three fiscal years ended December 31, 1996. The Company has no current long term compensation plans.

                               ANNUAL COMPENSATION


NAME AND
PRINCIPAL POSITION       YEAR           SALARY           BONUS            OTHER
------------------       ----           ------           -----            -----
G. David Gordon          1996               --               --          $27,286
President & Director     1995               --               --          $ 7,803

                         1994          N/A              N/A              N/A

John D. Wilson           1996          $138,000         $11,200               --
Director &               1995          $124,500         $ 3,300               --
President of RCI         1994          $ 73,150         $ 2,800               --
(6/94 to present)

Other includes fees paid G. David Gordon & Associates, P.C., the firm for which
G. David Gordon is owner.

         The Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The value of such benefits did not exceed, in the case of any named individual, 10% of the cash compensation of such individual or, in the case of the group, 10% of the cash compensation for the group.

         INCENTIVE STOCK OPTION PLAN. On August 7, 1995, the directors of the Company adopted the Incentive Stock Option Plan (the "Plan") under which options to purchase shares of the Company's common stock are granted to key employees by the Compensation Committee which was established by the directors to administer the Plan. The option prices, determined by the Compensation Committee, shall not be less than the fair market value of the common stock at the date of grant. The purpose of the Plan is to provide key employees of the Company with an opportunity to acquire or increase their proprietary interest in the Company and to encourage them to remain in the employ of the Company. The number of shares of common stock which may be granted under the Plan shall not exceed 1,000,000 and no option shall be granted under the Plan after August 7, 2005. During August 1995, options to acquire 525,000 shares were granted at an exercise price of $1.00 per share. One option to acquire 75,000 shares was cancelled during 1996. No options have been exercised under this plan as of December 31, 1996.

         NONSTATUTORY STOCK OPTION PLAN. On August 10, 1995, the Company adopted a nonstatutory stock option plan which reserved 500,000 common shares for issuance under this Plan. During 1995, options to acquire 300,000 shares were granted at an exercise price of $2.50 per share, and no options were exercised. During 1996, an option to acquire 30,000 shares at an exercise price of $2.25 per share and an option to acquire 25,000 shares at $1.00 per share were granted and no options were exercised. After December 31, 1996, no additional options can be granted under this plan.



                INDIVIDUAL OPTION/SAR GRANTS IN LAST FISCAL YEAR


                       Options/     Options
                       SAR's        SARs Granted        Exercise     Market Price        Expira-
                       Granted      to Employees        Price        on Date of          tion
Name                   (number)     In Fiscal Year      ($/Sh)       Grant ($/Sh)        Date
----                   --------     --------------      ------       ------------        ----
G. David Gordon        None         None                N/A          N/A                 N/A

John D. Wilson         None         None                N/A          N/A                 N/A

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                   Shares                         Number of          Number of
                  Acquired                       Unexercised        Unexercised
                     on               Value      Options/SARs       Options/SARs
Name              Exercise          Realized      at FY-End          at FY-End
----              --------          --------      ---------          ---------
G. David Gordon     None               --          100,000               0

John D. Wilson      None               --          100,000               0


Directors are also compensated $200 for each Directors Meeting attended.


                              INDEPENDENT AUDITORS

         Guest & Company LLP has served as the independent auditors of Rose for the fiscal year ended December 31, 1996 and has been appointed by the Board of Directors to serve as Rose's independent auditors for the fiscal year ending December 31, 1997.


                                   By Order of the Board of Directors

                                   /s/ SUSAN A. WILLIS
                                   -------------------
                                       Susan A. Willis
                                       Secretary


July 24, 1997


         A COPY OF ROSE INTERNATIONAL LTD'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, WHICH HAS BEEN FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, IS ATTACHED IN LIEU OF A SEPARATE ANNUAL REPORT.